EXHIBIT 10.15

     RESOLUTION AMENDING THE SUNTRUST BANKS, INC. 1985 MANAGEMENT INCENTIVE PLAN DEFERRED COMPENSATION FUND AND 1995 PERFORMANCE UNIT PLAN DEFERRED
                               COMPENSATION FUND

                             COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                              SUNTRUST BANKS, INC.

                                 AUGUST 11, 1998

WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted the SunTrust Banks Inc. 1985 Management Incentive Plan Deferred Compensation Fund and the 1995 Performance Unit Plan Deferred Compensation Fund pursuant to which awards may be deferred; and

WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") has the authority to amend the agreements in any respect from time to time; and

WHEREAS, participants may elect to receive their payment in the form of a lump sum or five installments and the choice is irrevocable; and

WHEREAS, the participants cannot receive payment until the January after separation from service with the Corporation unless proof of hardship is determined; and

WHEREAS, the Corporation wishes to provide participants with more flexibility under the Plans;

NOW, THEREFORE, BE IT RESOLVED, that participants may elect early withdrawal of accrued benefits provided that payment is subject to a 10% reduction, which will be returned to the Corporation, and the participant agrees to forfeit eligibility to participate in the program for one year from the 1st of January in the year the early payment is made; and

FURTHER RESOLVED, that participants can change their election from lump sum to installments or from installments to lump sum up to one year prior to distribution; and

FURTHER RESOLVED, that participants can elect for in-service distribution at a specific year, elected at the time of deferral, provided that it is at least four years in the future, and that participants may change their election up to one year prior to designated distribution provided that payment is then made after separation from service with the Corporation; and

FURTHER RESOLVED, that the Officers of the Corporation are hereby authorized to prepare, modify and execute all documents deemed necessary, desirable or appropriate to carry out the purposes and intent of the foregoing resolution.

                     AMENDMENT TO THE SUNTRUST BANKS, INC.
                             PERFORMANCE UNIT PLAN
                           DEFERRED COMPENSATION FUND

     SunTrust Banks, Inc. hereby amends the SunTrust Banks, Inc. Performance Unit Plan Deferred Compensation Fund (the "Fund"), as such Fund is in effect
on the date hereof, effective as of              , 1996 as follows:

     Section 4.3 of the Fund is amended to read as follows:

          4.3 Designation of Beneficiary. In the event of a Participant's death, the Committee shall authorize payment of any benefit due to a Participant to the Participant's designated beneficiary as specified or, in the absence of such written designation or its ineffectiveness, then to his or her estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee. Such payment, to the extent thereof, will discharge all liability for such payment under the Fund.

IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused the Amendment to be signed and its seal to be affixed and duly attested by its duly authorized officers,
this        day of           , 1996.

                                              SUNTRUST BANKS, INC.

Attest:

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